UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2015

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 8, 2015, Heat Biologics, Inc. (the “Company”) delivered written notice to Cantor Fitzgerald & Co. (“CF&Co”) that it was terminating its Controlled Equity OfferingSM Sales Agreement, dated October 10, 2014 (the “At-the-Market Offering Agreement”), pursuant to Section 12(b) thereof. Pursuant to its terms, the Company has the right in its sole discretion to terminate the At-the-Market Offering Agreement by giving ten (10) days’ written notice to CF&Co. No shares of the Company’s common stock or any other securities were offered or sold pursuant to the At-the-Market Offering Agreement, and the offering program is no longer available for use.

A copy of the At-the-Market Offering Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (333-199274) filed with the Securities and Exchange Commission on October 10, 2014. The description of the At-the-Market Offering Agreement contained in this report does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 1.2 to the October 10, 2014 registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2015	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chief Executive Officer